UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

Superior Drilling Products, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	001-36453 (Commission File Number)	46-4341605 (I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah (Address of principal executive offices)	84078 (Zip Code)

(435) 789-0594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2015, the Board of Directors of Superior Drilling Products, Inc. (the “Company”) approved the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which became effective immediately. The only change in the Amended Bylaws was to modify the time period within which the annual meeting of shareholders must be called, extending the period from no later than 180 days after the end of the fiscal year to no later than 350 days after the end of the fiscal year. The foregoing description of the Amended Bylaws is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

3.1	Second Amended and Restated Bylaws of Superior Drilling Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Drilling Products, Inc.

Dated: December 7, 2015	/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer